Exhibit 21.1

Quest Diagnostics Incorporated (DE)
(Incorporated on December 12, 1990 in Delaware; FEIN No. 16-1387862)
Subsidiaries, Joint Ventures and Affiliates

Company	Registered Alternate Name
100% Quest Diagnostics Holdings Incorporated (DE)
100% Quest Diagnostics Holdings Sarl (Luxembourg)
100% Quest Diagnostics Intermediate Holdings Sarl (Luxembourg)
100% Quest Diagnostics Subsidiary Holdings Sarl (Luxembourg)
100% Quest Diagnostics Holdings Ltd. (UK)
100% ExamOne Canada, Inc. (New Brunswick)
100% Quest Diagnostics of Puerto Rico, Inc. (PR)
100% Quest Diagnostics do Brasil Ltda. (Brazil)
100% Quest Diagnostics Ireland Limited (Ireland)
100% Quest Diagnostics Subsidiary Holdings Ltd. (UK)
40% Q Squared Solutions Holdings Limited (UK)
100% Quest Medical Diagnostics Technology Consulting (Shanghai) Co., Ltd. (China)

100% Quest Diagnostics Clinical Laboratories, Inc. (DE)	Advanced Toxicology Network Smithkline Beecham Clinical Laboratories
100% LabOne, LLC (MO)	LabOne, Inc. Of Kansas Quest Diagnostics Northwest Toxicology
100% ExamOne World Wide, Inc. (PA)
100% ExamOne LLC (DE)
100% ExamOne World Wide of NJ, Inc. (NJ)
100% LabOne of Ohio, Inc. (DE)	Quest Diagnostics LabOne
(33-l/3%) CompuNet Clinical Laboratories (OH)
(44%) Mid America Clinical Laboratories (IN)
(51%) Diagnostic Laboratory of Oklahoma LLC (OK)
(70%) Quest Diagnostics Domestic Holder LLC (DE) (30% Focus Diagnostics, Inc. (DE))
40% Q Squared Solutions Holdings, LLC (DE)
100% Quest Diagnostics International LLC (DE)

100% Quest Diagnostics Incorporated (MD)
100% Diagnostic Reference Services Inc. (MD)
100% Pathology Building Partnership (MD) (gen. ptnrshp.)

100% Quest Diagnostics Incorporated (MI)	Quest Diagnostics Incorporated

100% Quest Diagnostics Investments LLC (DE)

100% Quest Diagnostics LLC (IL)	Quest Diagnostics LLC

Exhibit 21.1

100% Quest Diagnostics LLC (MA)	Quest Diagnostics LLC
81.1% Quest Diagnostics Massachusetts LLC (MA)

100% Quest Diagnostics LLC (CT)

100% Quest Diagnostics Nichols Institute (CA)	Nichols Institute

100% Quest Diagnostics of Pennsylvania Inc. (DE)
51% Quest Diagnostics Venture LLC (PA)
53.5% Associated Clinical Laboratories of Pennsylvania, L.L.C. (PA)
1% Associated Clinical Laboratories, L.P. (PA)
52.97% Associated Clinical Laboratories, L.P. (PA)

100% Quest Diagnostics Receivables Inc. (DE)

100% Quest Diagnostics Terracotta LLC (DE)

100 % Quest Diagnostics Ventures LLC (DE)
100% Focus Diagnostics - Singapore PTE. LTD (Singapore)

100% ADI Holding Company, Inc. (DE)
100% Athena Diagnostics, Inc. (DE)

100% American Medical Laboratories, Incorporated (DE)
100% Quest Diagnostics Nichols Institute, Inc. (VA)	Nichols Institute
100% Quest Diagnostics Incorporated (NV)	Quest Diagnostics Incorporated of Nevada

100% Celera Corporation (DE)
100% Axys Pharmaceuticals, Inc. (DE)
100% Berkeley HeartLab, Inc. (CA)

100% Focus Diagnostics, Inc. (DE)	Focus/MRL, Inc. Quest Diagnostics
(30%) Quest Diagnostics Domestic Holder LLC (DE) (70% Quest Diagnostics Clinical Laboratories, Inc. (DE))

100% MedPlus, Inc. (OH)	MedPlus Health Care Information Technology

100% MetWest Inc. (DE)	Quest Diagnostics Incorporated
100% Diagnostic Path Lab, Inc. (TX)
49% Sonora Quest Laboratories LLC (AZ)

100% Spectrum Laboratories Holdings, Inc. (DE)
100% Spectrum Holding Company, Inc. (DE)

Exhibit 21.1

100% Solstas Lab Partners Group, LLC (NC)
Solstas Lab - Birmingham
Solstas Lab - FD Molecular
Solstas Lab - Federal Drive
Solstas Lab - Mendenhall
   Oaks
Solstas Lab Partners
Solstas Lab - Trustee’s Tower
   Professional Building
Southern Diagnostic
   Laboratories

100% Solstas Lab Partners, LLC (VA)
100% Summit Health, Inc. (MI)	Quest Diagnostics Incorporated Retail Health Network Summit Health Independent Clinical Laboratories

100% Unilab Corporation (DE)	Quest Diagnostics

100% Nichols Institute Diagnostics (CA)

100% Nomad Massachusetts, Inc. (MA)
100% Laboratorio de Analisis Biomedicos, S.A. (Mexico)

100% Quest Diagnostics Mexico, S de RL de CV (Mexico)

100% Quest Diagnostics India Private Limited (India)

19.9% Clinical Genomics Pty Ltd. (Australia)

100% AmeriPath Group Holdings, Inc. (DE)
100% AmeriPath, Inc. (DE)
100% AmeriPath Cincinnati, Inc. (OH)	Richfield Laboratory of Dermatopathology
100% AmeriPath Cleveland, Inc. (OH)	Dermpath Diagnostics The Diagnostic and Cosmetic Dermatology Center
100% AmeriPath Consolidated Labs, Inc. (FL)
100% AmeriPath Florida, LLC (DE)
AmeriPath Central Florida
AmeriPath Northeast
   Florida
AmeriPath Southwest
   Florida
Bay Area Dermatopathology
Dermpath Diagnostics
Dermpath Diagnostics
   Bay Area
Institute for
   Immunofluorescence
Institute for Podiatric
   Pathology
Specialty Laboratories
   Florida

100% AmeriPath Hospital Services Florida, LLC (DE)
100% AmeriPath Kentucky, Inc. (KY)

Exhibit 21.1

100% AmeriPath Lubbock 5.01(a) Corporation (TX)	AmeriPath Southwest Texas
100% AmeriPath Lubbock Outpatient 5.01(a) Corporation (TX)
100% AmeriPath Marketing USA, Inc. (FL)	AmeriPath Marketing USA, Inc.
100% AmeriPath New York, LLC (DE)
AmeriPath Gastrointestinal Diagnostics
AmeriPath Northeast
Dermpath Diagnostics
Dermpath Diagnostics
   NE-Braintree
Ackerman Academy of Dermatopathology
Dermpath Diagnostics
   New York
Dermpath Diagnostics
   New England

100% AmeriPath PAT 5.01(a) Corporation (TX)
100% AmeriPath Pittsburgh, Inc. (PA)	Dermpath Diagnostics The Dermatopathology Laboratory
100% AmeriPath SC, Inc. (SC)
100% AmeriPath Texarkana 5.01(a) Corporation (TX)	AmeriPath Chappell Joyce Pathology Chappell Joyce Pathology
100% AmeriPath Texas Inc. (DE)
100% AmeriPath Tucson, Inc. (AZ)
100% Arlington Pathology Association 5.01(a) Corporation (TX)
100% Consolidated DermPath, Inc. (DE)
100% DFW 5.01(a) Corporation (TX)	AmeriPath North Texas AmeriPath Dallas AmeriPath DFW 5.01(a) Corporation
100% Diagnostic Pathology Services, Inc. (OK)	Dermpath Diagnostics
100% Kailash B. Sharma, M.D., Inc. (GA)
100% Institute for Dermatopathology, Inc. (PA)	Dermpath Diagnostics
100% NAPA 5.01(a) Corporation (TX)
100% Nuclear Medicine and Pathology Associates (GA)
100% Ocmulgee Medical Pathology Association, Inc. (GA)	AmeriPath Georgia Gastrointestinal Diagnostics Dermpath Diagnostics
100% O’Quinn Medical Pathology Association, LLC (GA)
100% PCA of Denver, Inc. (TN)
100% Specialty Laboratories, Inc. (CA)	Quest Diagnostics Nichols Institute of Valencia, Inc.
100% Arizona Pathology Group, Inc. (AZ)	AmeriPath Arizona
100% TXAR 5.01(a) Corporation (TX)
Additional Entities Consolidated for Accounting Purposes	Registered Alternate Name
A. Bernard Ackerman, M.D. Dermatopathology, PC (NY)
AmeriPath Indianapolis, P.C. (IN)	AmeriPath Indianapolis, PSC Dermpath Diagnostics
AmeriPath Institute of Pathology, PC (MI)	Dermpath Diagnostics
AmeriPath Milwaukee, S.C. (WI)
Colorado Diagnostic Laboratory, LLC (CO)	AmeriPath Colorado

Exhibit 21.1

Colorado Pathology Consultants, P.C. (CO)	AmeriPath Colorado Dermpath Diagnostics
Dermatopathology of Wisconsin, S.C. (WI)
Kilpatrick Pathology, P.A. (NC)
Diamond Occupational Health Services, P.S.C. (PR)
Southwest Diagnostic Laboratories, P.C. (CO)
St. Luke’s Pathology Associates, P.A. (KS)	AmeriPath Kansas City St. Luke’s Pathology Associates, P.C.